UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 11, 2006

Ethanol Grain Processors, LLC

(Exact name of Registrant as Specified in its Charter)

Tennessee

(State Or Other Jurisdiction Of Incorporation)

333-130815	20-1834045
(Commission File Number)	(I.R.S. Employer Identification No.)

1918 McDonald Road
Rives, Tennessee	38253
(Address Of Principal Executive Offices)	(Zip Code)

(731) 536-1286

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 9 are not applicable and therefore omitted.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 11, 2006, Ethanol Grain Processors, LLC (the “Company”) entered into a Lump Sum Design-Build Agreement dated effective August 25, 2006 with Fagen, Inc. (“Fagen”) (the “Design-Build Agreement”) for the design and construction of the Company’s proposed 100 million gallon dry grind ethanol production facility located near Obion, Tennessee.  Roland J. “Ron” Fagen controls Fagen, Fagen Energy, Inc., and Fagen Engineering, LLC (“Fagen Engineering”).  Fagen Energy, Inc. holds 1,341,210 units of the Company, constituting 31.5% of the Company’s 4,261,692 units issued and outstanding as of September 11, 2006.  Fagen Energy, Inc. has also subscribed for an additional 1,250,000 units in the Company’s prior escrow offering.

Under the Design-Build Agreement, Fagen will perform all services in connection with the engineering, design, procurement, construction start-up, testing and training for the operation and maintenance of the Company’s plant, and provide all material, equipment, tools and labor necessary to complete the plant in accordance with the terms of the Design-Build Agreement.  As full consideration for the services and costs incurred under the Design-Build Agreement, the Company will pay Fagen a contract price of $114,344,882, which does not include water pretreatment system and fire protection system to be provided by Fagen pursuant to a separate agreement currently being negotiated by the Company and Fagen.  The contract price is also subject to increases for increases in the construction cost index on the date on which a notice to proceed is given over an established baseline amount.  The construction cost index is currently over the baseline amount and will likely be so on the date on which a notice to proceed is given, but the Company cannot predict the actual amount of the construction cost index increase.  By an agreement dated May 25, 2006 between the Company and Fagen Engineering, the Company has engaged Fagen Engineering for engineering services for a fee of $92,500, which will be included in the contract price under the Design-Build Agreement or paid by the Company if Fagen does not receive the written notice to proceed described below.  In connection with the Design-Build Agreement, the Company has also entered into a license agreement with ICM, Inc. for the use of certain proprietary property and information of ICM, Inc. in the design and construction of the plant.

Fagen is obligated to begin work on the plant within five days of a written notice to proceed from the Company, provided that Fagen is not under any obligation to accept the notice to proceed prior to January 29, 2007.  The Company may not deliver the written notice to proceed until the Company has acquired title to the real estate on which the plant will be constructed, certain engineering and site work is completed, the Company has obtained certain permits, sales tax exemptions and evidence of insurance, and the Company has achieved financial closing by the execution of final loan documents and related agreements to providing financing for the plant.  If the Company does not achieve financial closing with respect to the plant, the Company will remain obligated to pay Fagen its reasonable documented costs incurred.

A valid notice to proceed cannot be given until Fagen provides the Company with a written notification of acceptance.  Following receipt of the notice to proceed from the Company, Fagen must accept the notice to proceed within 10 days and no later than January 31, 2007, assuming the other requirements of the Design-Build Agreement are met.  If the notice to proceed is not received by April 30, 2007, the Design-Build Agreement may be terminated at Fagen’s sole option.  As part of the contract price, the Company is obligated to pay a $8,000,000 mobilization fee as soon as permitted by the Company’s organizational documents and other agreements and, at the latest, at the earlier of financial closing or Fagen’s acceptance of the notice to proceed.  The Company is also obligated to make monthly payments for work performed and not paid for during a previous period.

Under the Design-Build Agreement, Fagen must achieve substantial completion of the project no later than 545 days after the date of the notice to proceed.  If substantial completion is achieved within the 545-day period, the Company will be obligated to pay Fagen an early completion bonus of $20,000 for each day that the date of substantial completion occurred in advance of the end of the 545-day period.  Final completion of the work must be achieved within 90 days of the earlier of the actual date of substantial completion or the date scheduled for substantial completion.  When final completion of the work has been achieved, Fagen will deliver to the Company a request for final payment under the Design-Build Agreement and the Company will be obligated to make a final payment within thirty days after receipt of the request.  Following final completion, Fagen will provide the Company with one month of on-site operational support for the Company and its personnel after successful completion of performance tests.  Fagen will also provide off-site technical and operating procedure support by telephone and other electronic means for a period of six months from the date of substantial completion.  Additionally, at a mutually agreed time prior to start-up, Fagen will provide up to two weeks of training at a facility designated by ICM for all of the Company’s employees involved in the operation and maintenance of the plant.

Under the Design-Build Agreement, Fagen has guaranteed that the plant will meet performance criteria determined by the parties in a performance test conducted and concluded not later than ninety days after the date of substantial completion.  Fagen is responsible for paying any design and construction costs associated with remediating any performance shortfall.  If the plant does not meet the final completion criteria by the required final completion date, Fagen is obligated to pay the Company liquidated damages of $20,000 for each day that the final completion date is delayed, up to a maximum of $1,000,000 in lieu of liability for losses or other damages occasioned by the delay.

The Design-Build Agreement may be terminated by the Company upon ten days written notice, in which case the Company will remain responsible to Fagen for payment for all work performed but not already paid for, reasonable costs and expenses associated with the termination, including demobilization costs, an amount equal to the settlement of terminated contracts with subcontractors and consultants, all retainage withheld by Fagen, and an amount equal to fifteen percent of all work performed and reasonable costs associated therewith.  If the Company terminates the project at its election, the Company may obtain a limited right to use the drawings, specifications, calculations, data, notes and other materials and documents furnished by Fagen on an as-is basis on the date of termination and agreements regarding the Company’s risk as to use of the drawings, specifications, calculations, data, notes and other materials and documents furnished by Fagen to the Company and warranties regarding equipment in exchange for a payment by the Company to Fagen.  Fagen may terminate the Design-Build Agreement for certain work stoppages, the Company’s failure to provide Fagen with information, permits or approvals or to meet any of its other obligations under the Design-Build Agreement if the failure results in certain types of work stoppages, or the Company’s failure to pay amounts properly due under the Design-Build Agreement following an opportunity to cure such failure within seven days.

In the Design-Build Agreement, each of the Company and Fagen made representations and warranties, and covenants and agreements to the other as customary for an agreement of this type.  The provisions of the Design-Build Agreement further provide that Fagen’s liability will not exceed the contract price and will be reduced by the total value stated in the application for payment.  However, upon the earlier of substantial completion or the time requests for payment have been made for 90% of the contract price, Fagen’s liability for the performance or non-performance of the work or its other obligations is limited to the greater of 10% of the contract price or the amount of insurance coverage available to respond to the claim or liability under any insurance policy provided by Fagen under the Design-Build Agreement.  The Design-Build Agreement also contains provisions regarding the use of subcontractors, scheduled for and supervision of work, retainage up to a specified maximum amount, payment process, warranties and corrections of defective work, bonds and performance security, performs testing criteria and materials, resolutions of disputes through mediation and arbitration, force majeure, indemnification and other liability matters and the ownership of the drawings, specifications, calculations, data, notes and other materials and documents furnished by Fagen to the Company under the Design-Build Agreement.

The above summary of the Design-Build Agreement is a summary only and is subject to and qualified in its entirety by reference to the text of the Design-Build Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ETHANOL GRAIN PROCESSORS, LLC

	By:	/s/ James K. Patterson
James K. Patterson
Chief Executive Officer and
Chief Financial Officer

Date: September 15, 2006